CONNECTICUT NATURAL GAS CORPORATION
                        -----------------------------------

                            UNION EMPLOYEE SAVINGS PLAN
                            ---------------------------

                         FINANCIAL STATEMENTS AND SCHEDULES
                         ----------------------------------

                       AS OF DECEMBER 31, 1997, 1996 AND 1995
                       --------------------------------------

                                   TOGETHER WITH
                                   --------------

                      REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                      ----------------------------------------

                        CONNECTICUT NATURAL GAS CORPORATION
                        -----------------------------------

                            UNION EMPLOYEE SAVINGS PLAN
                            ---------------------------

                                       INDEX
                                       -----



                                                                            PAGE
                                                                            ----

    Report of Independent Public Accountants                                 1


    Financial Statements:
      Statement of Net Assets Available for Benefits
        with Fund Information as of December 31, 1997                        2


      Statement of Net Assets Available for Benefits
        with Fund Information as of December 31, 1996                        4


      Statement of Changes in Net Assets Available for Benefits
       with Fund Information for the Year Ended December 31, 1997            6

      Statement of Changes in Net Assets Available for Benefits
       with Fund Information for the Year Ended December 31, 1996            8


      Statement of Changes in Net Assets Available for Benefits
       with Fund Information for the Year Ended December 31, 1995           10


    Notes to Financial Statements and Schedules                             12



    Schedules:
      Schedule I - Item 27a - Schedule of Assets Held for Investment        18
        Purposes as of December 31, 1997

      Schedule II - Item 27d - Schedule of Reportable Transactions for
        the Year Ended December 31, 1997                                    19


      All schedules, except those as set forth above, are omitted as not applicable or not required.

                                ARTHUR ANDERSEN LLP


                     REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                     ----------------------------------------

   To the Plan Administrator of Connecticut Natural
       Gas Corporation Union Employee Savings Plan:

   We have audited the accompanying statements of net assets available for benefits with fund information of Connecticut Natural Gas Corporation Union Employee Savings Plan (the Plan) as of December 31, 1997 and 1996, and the related statements of changes in net assets available for benefits with fund information for each of the three years in the period ended December 31, 1997. These financial statements and schedules referred to below are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits with fund information of the Plan as of December 31, 1997 and 1996, and the changes in its net assets available for benefits with fund information for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

   Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes and reportable transactions are presented for purposes of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These supplemental schedules have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.



                                             By Arthur Andersen LLP
                                             ------------------------
                                             Arthur Andersen LLP

   Hartford, Connecticut
   June 15, 1998

                                                                 -2-
                                            CONNECTICUT NATURAL GAS CORPORATION
                                                UNION EMPLOYEE SAVINGS PLAN
                            STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
                                                  AS OF DECEMBER 31, 1997



                                                    Participant Directed
                         --------------------------------------------------------------------------------------------------
                                                                                                   Putnam
                          Putnam Fiduciary     The George    The Putnam Fund      Putnam       International   Putnam
                            Trust Company      Putnam Fund      for Growth        Vista           Growth       Income
                          Stable Value Fund     of Boston       and Income         Fund             Fund        Fund
                          -----------------   ------------   ---------------   -----------     -----------    ---------

   Assets
   ------
   Investments, at
     current value                 $596,471      $1,752,110        $4,378,627    $1,759,969       $244,521       $56,198

   Cash and temporary
     investments, at
        current value                    -               -                 -             -              -             -

   Accounts receivable
     from broker                         -               -                 -             -              -             -
                                 ----------      ----------        ----------    ----------       --------      --------

        Total Assets                596,471       1,752,110         4,378,627     1,759,969        244,521        56,198


   Liabilities
   -----------
   Accounts payable to
     broker                              -               -                 -             -              -             -
                                 ----------      ----------        ----------    ----------       --------      --------
   Net Assets Available
     for Benefits                  $596,471      $1,752,110        $4,378,627    $1,759,969       $244,521       $56,198
                                 ==========      ==========        ==========    ==========       ========      ========

   The accompanying notes are an integral part of this financial statement.


                                                                 -3-
                                                 CONNECTICUT NATURAL GAS CORPORATION
                                                     UNION EMPLOYEE SAVINGS PLAN
                                STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
                                                       AS OF DECEMBER 31, 1997

                                               Non-
                            Participant    Participant
                              Directed       Directed
                            -----------    -----------

                               Common        Common
                                Stock         Stock
                                Fund           Fund          Total
                            -----------    -----------   -----------
   Assets
   ------
   Investments, at
     current value            $6,491,623    $2,449,512    $17,729,031

   Cash and temporary
     investments, at
        current value             81,698        30,128        111,826

   Accounts receivable
     from broker                   3,437         1,304          4,741
                              ----------    ----------    -----------

        Total Assets           6,576,758     2,480,944     17,845,598


   Liabilities
   -----------
   Accounts payable to
     broker                      (45,292)            -        (45,292)
                              ----------    ----------     ----------
   Net Assets Available
     for Benefits             $6,531,466    $2,480,944    $17,800,306
                              ==========    ==========    ===========

   The accompanying notes are an integral part of this financial statement.

                                                                 -4-

                                                CONNECTICUT NATURAL GAS CORPORATION
                                                    UNION EMPLOYEE SAVINGS PLAN
                                STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
                                                      AS OF DECEMBER 31, 1996



                                                      Participant Directed
                              -------------------------------------------------------------------------------------------------
                                                                                                       Putnam
                               Putnam Fiduciary     The George      The Putnam Fund    Putnam       International    Putnam
                                Trust Company       Putnam Fund      for Growth        Vista          Growth         Income
                              Stable Value Fund      of Boston       and Income         Fund            Fund          Fund
                               ---------------    --------------    ------------    ------------    ------------    --------
   Assets
   ------
   Investments, at
     current value                     $477,425       $1,400,169       $3,171,867     $1,141,189         $113,784     $62,964

   Cash and temporary
     investments, at
        current value                        -                -                -              -                -           -

   Accounts receivable
     from broker                             -                -                -              -                -           -
                                     ----------       ----------       ----------     ----------         --------    --------

        Total Assets                    477,425        1,400,169        3,171,867      1,141,189          113,784      62,964


   Liabilities
   -----------
   Accounts payable to
     broker                                  -                -                -              -                -           -
                                     ----------       ----------       ----------     ----------         --------    --------
   Net Assets Available
     for Benefits                      $477,425       $1,400,169       $3,171,867     $1,141,189         $113,784     $62,964
                                     ==========       ==========       ==========     ==========         ========    ========
   The accompanying notes are an integral part of this financial statement.


                                                                 -5-
                                               CONNECTICUT NATURAL GAS CORPORATION
                                                   UNION EMPLOYEE SAVINGS PLAN
                              STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
                                                     AS OF DECEMBER 31, 1996

                                                Non-
                             Participant     Participant
                               Directed       Directed
                            -----------     -----------

                                Common         Common
                                Stock           Stock
                                 Fund           Fund             Total
                             ------------   ------------     ------------
   Assets
   ------
   Investments, at
     current value            $4,913,262      $3,892,036      $15,172,696

   Cash and temporary
     investments, at
        current value                 42           3,063            3,105

   Accounts receivable
     from broker                     637           1,293            1,930
                              ----------      ----------      -----------

        Total Assets           4,913,941       3,896,392       15,177,731


   Liabilities
   -----------
   Accounts payable to
     broker                      (14,125)        (31,630)         (45,755)
                              ----------      ----------      -----------
   Net Assets Available
     for Benefits             $4,899,816      $3,864,762      $15,131,976
                              ==========      ==========      ===========

   The accompanying notes are an integral part of this financial statement.

                                                                 -6-
                                          CONNECTICUT NATURAL GAS CORPORATION
                                              UNION EMPLOYEE SAVINGS PLAN
                    STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
                                          FOR THE YEAR ENDED DECEMBER 31, 1997

                                                  Participant Directed
                                     ------------------------------------------------------------------------------
                                         Putnam
                                        Fiduciary                      The Putnam                      Putnam
                                      Trust Company     The George       Fund for       Putnam      International
                                      Stable Value     Putnam Fund        Growth        Vista          Growth
                                          Fund          of Boston       and Income       Fund           Fund
                                      -------------    --------------  -------------  ----------- ------------
   Additions to net assets
    attributed to:
    Dividends and interest income          $29,899          $160,512       $549,106     $129,215      $13,905

    Realized gains
     (losses), net                                -           18,221         32,290       21,608        2,477

    Unrealized appreciation
     of investments                               -          122,487        216,087      132,110       12,926

    Contributions:
      Employees                             42,141           127,395        324,049      179,858       22,408
      Employer                               2,826            10,452         30,021       22,782        4,216
                                        -----------       -----------    -----------  -----------  -----------
    Total contributions                     44,967           137,847        354,070      202,640       26,624

    Transfers, net                          97,965             4,347        274,367      213,306       85,601

    Other, net                                    -                 -              -            -            -
                                        -----------       -----------    -----------  -----------  -----------
   Total additions/(deductions)            172,831           443,414      1,425,920      698,879      141,533

   Deductions from net assets
     attributed to:
     Benefits paid to participants         (53,785)          (91,473)      (219,160)     (80,099)     (10,796)
                                        -----------       -----------    -----------  -----------  -----------
   Net increase (decrease)                 119,046           351,941      1,206,760      618,780      130,737

   Net Assets Available
     for Benefits:
       Beginning of year                   477,425         1,400,169      3,171,867    1,141,189      113,784
                                        -----------       -----------    -----------  -----------  -----------


       End of year                        $596,471        $1,752,110     $4,378,627   $1,759,969     $244,521
                                        ===========       ===========    ===========  ===========  ===========
                        The accompanying notes are an integral part of this financial statement.

                                                                 -7-
                                               CONNECTICUT NATURAL GAS CORPORATION
                                                   UNION EMPLOYEE SAVINGS PLAN
                         STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
                                               FOR THE YEAR ENDED DECEMBER 31, 1997

                                                                      Non-
                                                                  Participant
                                         Participant Directed       Directed
                                      --------------------------  ------------
                                         Putnam       Common        Common
                                         Income        Stock         Stock
                                          Fund         Fund           Fund          Total
                                      ------------ -------------  ------------   ------------
   Additions to net assets
    attributed to:
    Dividends and interest income          $3,765      $293,359      $184,513     $1,364,274

    Realized gains
     (losses), net                           (298)     (130,973)     (103,306)      (159,981)

    Unrealized appreciation
     of investments                         2,178       407,554        33,162        926,504

    Contributions:
      Employees                             7,586       177,751             -        881,188
      Employer                              1,746       411,539             -        483,582
                                      -----------   -----------   -----------    -----------
    Total contributions                     9,332       589,290             -      1,364,770

    Transfers, net                        (21,655)      668,319    (1,348,357)       (26,107)

    Other, net                                  -        38,771        28,830         67,601
                                      -----------   -----------   -----------    -----------
   Total additions/(deductions)            (6,678)    1,866,320    (1,205,158)     3,537,061

   Deductions from net assets
     attributed to:
     Benefits paid to participants            (88)     (234,670)     (178,660)      (868,731)
                                      -----------   -----------   -----------    -----------
   Net increase (decrease)                 (6,766)    1,631,650    (1,383,818)     2,668,330

   Net Assets Available
     for Benefits:
       Beginning of year                   62,964     4,899,816     3,864,762     15,131,976
                                      -----------   -----------   -----------    -----------


       End of year                        $56,198    $6,531,466    $2,480,944    $17,800,306
                                      ===========   ===========   ===========    ===========

   The accompanying notes are an integral part of this financial statement.

                                                                 -8-
                                          CONNECTICUT NATURAL GAS CORPORATION
                                              UNION EMPLOYEE SAVINGS PLAN
                    STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
                                          FOR THE YEAR ENDED DECEMBER 31, 1996

                                                  Participant Directed
                                        -------------------------------------------------------------------------
                                         Putnam
                                        Fiduciary                      The Putnam                       Putnam
                                      Trust Company     The George       Fund for       Putnam      International
                                      Stable Value     Putnam Fund        Growth        Vista           Growth
                                          Fund          of Boston       and Income       Fund            Fund
                                      -------------    --------------  -------------  ----------- ------------
   Additions to net assets
    attributed to:
    Dividends and interest income          $29,716          $126,396       $261,597      $73,049       $1,533


    Realized gains
     (losses), net                                -           10,593         15,932       18,393           38

    Unrealized appreciation
     (depreciation) of investments                -           64,242        266,834       73,191       10,680

    Contributions:
      Employees                             39,687           141,929        318,816      131,575       13,495
      Employer                               1,017             5,058         14,181       10,363        1,309
                                        -----------       -----------    -----------  -----------  -----------
    Total contributions                     40,704           146,987        332,997      141,938       14,804

    Transfers, net                         (18,573)          (23,751)      (102,230)     417,255       23,480

    Other, net                                    -                 -              -            -            -
                                        -----------       -----------    -----------  -----------  -----------
   Total additions/(deductions)             51,847           324,467        775,130      723,826       50,535
                                        -----------       -----------    -----------  -----------  -----------
   Deductions from net assets
     attributed to:
     Benefits paid to participants        (125,937)         (175,636)      (182,900)      (8,014)        (372)
                                        -----------       -----------    -----------  -----------  -----------
   Net increase (decrease)                 (74,090)          148,831        592,230      715,812       50,163

   Net Assets Available
     for Benefits:
       Beginning of year                   551,515         1,251,338      2,579,637      425,377       63,621


                                        -----------       -----------    -----------  -----------  -----------
       End of year                        $477,425        $1,400,169     $3,171,867   $1,141,189     $113,784
                                        ===========       ===========    ===========  ===========  ===========
   The accompanying notes are an integral part of this financial statement.


                                                                 -9-
                                               CONNECTICUT NATURAL GAS CORPORATION
                                                   UNION EMPLOYEE SAVINGS PLAN
                         STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
                                               FOR THE YEAR ENDED DECEMBER 31, 1996

                                                                     Non-
                                                                  Participant
                                         Participant Directed      Directed
                                       -----------------------    ----------
                                         Putnam       Common        Common
                                         Income        Stock         Stock
                                          Fund         Fund          Fund           Total
                                     -----------   -----------   -----------     -----------
   Additions to net assets
    attributed to:
    Dividends and interest income          $3,320      $223,414      $279,804      $998,829


    Realized gains
     (losses), net                           (479)       (9,904)      (20,127)       14,446

    Unrealized appreciation
     (depreciation) of investments           (540)      372,926       368,477     1,155,810

    Contributions:
      Employees                             5,724       217,894              -      869,120
      Employer                                194       364,046        85,391       481,559
                                          --------   -----------   -----------   -----------
    Total contributions                     5,918       581,940        85,391     1,350,679

    Transfers, net                         17,506     1,378,873    (1,701,888)       (9,328)

    Other, net                                   -      (13,783)      (28,024)      (41,807)
                                          --------   -----------   -----------   -----------
   Total additions/(deductions)            25,725     2,533,466    (1,016,367)    3,468,629

   Deductions from net assets
     attributed to:
     Benefits paid to participants           (133)     (153,473)     (239,898)     (886,363)
                                          --------   -----------   -----------   -----------
   Net increase (decrease)                 25,592     2,379,993    (1,256,265)    2,582,266

   Net Assets Available
     for Benefits:
       Beginning of year                   37,372     2,519,823     5,121,027    12,549,710


                                          --------   -----------   -----------   -----------
       End of year                        $62,964    $4,899,816    $3,864,762    15,131,976
                                         =========   ===========   ===========  ============

   The accompanying notes are an integral part of this financial statement.

                                                                -10-
                                          CONNECTICUT NATURAL GAS CORPORATION
                                              UNION EMPLOYEE SAVINGS PLAN
                    STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
                                          FOR THE YEAR ENDED DECEMBER 31, 1995

                                                  Participant Directed
                                     -------------------------------------------------------------------------
                                         Putnam
                                        Fiduciary                                    The Putnam
                                      Trust Company    Putnam U. S.     The George     Fund for      Putnam
                                      Stable Value      Government     Putnam Fund      Growth       Vista
                                          Fund         Income Trust     of Boston     and Income      Fund
                                      -------------    -----------    -------------- ------------ -----------
   Additions to net assets
    attributed to:
    Dividends and interest income          $22,417           $42,748        $86,389     $163,219      $24,795
    Realized gains
     (losses), net                                -           50,960         24,986      131,025        2,433

    Unrealized appreciation
     (depreciation) of investments                -           (9,256)       158,224      316,482      (13,422)

    Contributions:
      Employees                             23,264            59,707        144,780      304,597        6,559
      Employer                                    -                 -              -            -            -
                                        -----------       -----------    -----------  -----------  -----------
    Total contributions                     23,264            59,707        144,780      304,597        6,559

    Transfers, net                         158,551          (683,787)        30,697      248,682      408,387

    Other, net                                 (17)                 -              -            -            -
                                        -----------       -----------    -----------  -----------  -----------
   Total additions/(deductions)            204,215          (539,628)       445,076    1,164,005      428,752

   Deductions from net assets
     attributed to:
     Benefits paid to participants         (21,246)          (57,481)       (73,248)     (61,155)      (3,375)
                                        -----------       -----------    -----------  -----------  -----------
   Net increase (decrease)                 182,969          (597,109)       371,828    1,102,850      425,377

   Net Assets Available
     for Benefits:
       Beginning of year                   368,546           597,109        879,510    1,476,787             -
                                        -----------       -----------    -----------  -----------  -----------
       End of year                        $551,515        $         -    $1,251,338   $2,579,637     $425,377
                                        ===========       ===========    ===========  ===========  ===========
   The accompanying notes are an integral part of this financial statement.
                                                                -11-
                                                  CONNECTICUT NATURAL GAS CORPORATION
                                                      UNION EMPLOYEE SAVINGS PLAN
                            STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
                                                  FOR THE YEAR ENDED DECEMBER 31, 1995

                                                                                    Non-
                                                 Participant Directed            Participant
                                      ----------------------------------------    Directed
                                          Putnam                                 ----------
                                      International     Putnam       Common        Common
                                          Growth        Income        Stock         Stock
                                           Fund          Fund         Fund          Fund          Total
                                       ------------  -----------   -----------   -----------   -----------
   Additions to net assets
    attributed to:
    Dividends and interest income              $515         $156      $171,358     $306,752       $818,349


    Realized gains
     (losses), net                            1,000          266         8,900       14,943        234,513

    Unrealized appreciation
     (depreciation) of investments             (394)          (2)     (151,388)    (223,829)        76,415

    Contributions:
      Employees                               1,274          328       303,165             -       843,674
      Employer                                     -            -             -     474,053        474,053
                                         -----------     --------   -----------  -----------    -----------
    Total contributions                       1,274          328       303,165      474,053      1,317,727

    Transfers, net                           62,211       36,886      (280,160)     (13,318)       (31,851)

    Other, net                                     -            -          246          412            641
                                         -----------     --------   -----------  -----------    -----------
   Total additions/(deductions)              64,606       37,634        52,121      559,013      2,415,794

   Deductions from net assets
     attributed to:
     Benefits paid to participants             (985)        (262)     (403,146)    (258,360)      (879,258)
                                         -----------     --------   -----------  -----------    -----------
   Net increase (decrease)                   63,621       37,372      (351,025)     300,653      1,536,536

   Net Assets Available
     for Benefits:
       Beginning of year                           -            -    2,870,848    4,820,374     11,013,174
                                         -----------     --------   -----------  -----------    -----------
       End of year                          $63,621      $37,372    $2,519,823   $5,121,027     12,549,710
                                         ===========    =========   ===========  ===========   ============

   The accompanying notes are an integral part of this financial statement.
                                        -12-

                        CONNECTICUT NATURAL GAS CORPORATION
                        -----------------------------------

                            UNION EMPLOYEE SAVINGS PLAN
                            ---------------------------

                    NOTES TO FINANCIAL STATEMENTS AND SCHEDULES
                    -------------------------------------------

                      AS OF DECEMBER 31, 1997, 1996 AND 1995
                      --------------------------------------

   1.  Description of the Plan:
       ------------------------
       The following description of the Connecticut Natural Gas Corporation Union Employee Savings Plan (the Plan) is provided for general information purposes only. More complete information regarding the Plan's provisions may be found in the Plan document.

       a.  General -
           -------
           The Plan is a defined contribution thrift plan open to union employees of Connecticut Natural Gas Corporation and subsidiaries (the Company). The Plan was established by the Company under the provisions of Section 401(a) of the Internal Revenue Code (IRC), and it includes a qualified cash or deferred arrangement as described in
           Section 401(k) of the IRC for the benefit of eligible employees of the Company. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). The Plan Administrator is the Company. The Compensation Committee of the Company's Board of Directors appointed an Administrative Committee to serve as manager of the Plan. Putnam Fiduciary Trust Company
           (PFTC), trustee of the Plan, holds the Plan's investments and executes transactions therein.

       b.  Eligibility -
           -----------
           Employees are eligible to participate when the following criteria are met:

           (1) Are at least age 21.

           (2) Are employed by the Company for one year or more.

           (3) Have completed 1,000 hours or more of service in a 12-month period beginning with date of hire.

           (4) Are normally employed for 20 or more hours per week and are covered by a collective bargaining agreement between the Company and any union which provides for participation under the Plan.

           The number of employees participating in the Plan as of December 31, 1997 and 1996 were 323 and 350, respectively.

       c.  Contributions -
           -------------
           Eligible employees may elect to participate in the Plan and authorize payroll deductions of not less than 1% and not greater than 26% of basic earnings as savings contributions to their accounts during each year, subject to the limits under Section 415 of the IRC.
           The Company will match a percentage of an employee's compensation depending on age or years of continuous service. The amount of the Company contribution will be determined according to the schedule below. However, if an employee's elected savings allotment is less than the percentage contained in the schedule, the Company will match no more than the percentage contributed by the employee.

           As of December 31, 1997, if an employee's:

      Years of Continuous
          Service are          Or      Age is     The Company Will Contribute
     --------------------      --      ------     ---------------------------
              30                         50            6% of compensation
              20                         45          4-1/2% of compensation
              10                         35            3% of compensation
         Less than l0                 Under 35         2% of compensation

       d.  Investment Options -
           ------------------

           Plan participants direct their contributions among various investment options in 5% increments, and they may elect to change their investment options once during each calendar quarter. A description of each investment option is provided below:

           (1) PUTNAM FIDUCIARY TRUST COMPANY STABLE VALUE FUND - This fund seeks to provide interest income while preserving principal and maintaining liquidity. The fund invests in pools of guaranteed income contracts, issued by insurance companies, and high quality money market instruments issued by banks and the U.S. government. The average yield for this fund was 6.48% and 5.74% for the years ended December 31, 1997 and 1996, respectively.

           (2) THE GEORGE PUTNAM FUND OF BOSTON - This fund primarily seeks current income and capital growth through investment in common and preferred stocks, debt securities, and cash equivalents.

           (3) THE PUTNAM FUND FOR GROWTH AND INCOME - This fund seeks long-term capital growth and current income through a portfolio of income-producing common stocks.

           (4) PUTNAM VISTA FUND - This fund seeks to provide capital appreciation by investing primarily in stocks of medium-sized companies believed to have above-average growth potential.

           (5) PUTNAM INTERNATIONAL GROWTH FUND - This fund seeks to provide capital appreciation by investing in a diversified portfolio of equity securities in companies located outside the United States.

           (6) PUTNAM INCOME FUND - This fund seeks to provide as high a level of income as possible given a prudent level of risk by investing in high yield and investment grade corporate, mortgage backed, and U.S. Treasury securites and foreign bonds.

           (7) COMMON STOCK FUND - This fund seeks to provide capital appreciation and current income through investment in the common stock of the Company's parent company, CTG Resources, Inc.
               (CTG), purchased at not more than fair market value.

           Effective as of the close of business on March 31, 1997, CTG became the holding company and parent of the Company. Pursuant to this change in corporate organization and an Agreement and Plan of Exchange, dated as of December 20, 1996, by and between CTG and the Company, all outstanding shares of common stock of the Company, including those shares held by the Plan, were exchanged for shares of common stock of CTG.
           All Company matching contributions are invested in the Common Stock Fund. Beginning on March 1, 1996 and continuing on a quarterly basis through October 1, 1999, the Plan Administrator has directed that portions of the non-participant directed Common Stock Fund be transferred to the participant directed Common Stock Fund based upon a predetermined schedule. These transfers are scheduled to take place on January 1, April 1, July 1, and October 1 of each year, with the exception of 1996 for which the March 1 transfer was in lieu of the April 1 transfer. Following the transfers, Plan participants will have the discretion of investing the transferred shares of common stock in the same manner as the other amounts under their direction in the various participant directed funds. Also, effective March 1, 1996, all Company matching contributions are being invested in the participant directed Common Stock Fund.

           In addition to transfers between the various funds noted above as a result of investment elections made by Plan participants, transfers are also made to or from the Employee Savings Plan for those employees who transfer to (from) the Company's non-union payroll.

       e.  Vesting -
           -------

           Participants are fully vested in their contributions and the earnings thereon. Participants are vested in the Company matching contributions and the earnings thereon as follows:

       Years of Continuous Service are               Percentage Vested
       -------------------------------               -----------------
                 Less than 1                                 0%
              1 but less than 2                             20
              2 but less than 3                             40
              3 but less than 4                             60
              4 but less than 5                             80
                  5 or more                                100

           Participants also become fully vested in their Company matching contribution account if any one of the following occurs:

           (1) Death

           (2) Disability

           (3) Attainment of age 65 (normal retirement date)

           (4) Total or partial termination of the Plan

           (5) Discontinuance of Company contributions to the Plan

           Upon termination of employment before full vesting, the non-vested Company match portion of a participant's common stock account shall be forfeited after five years if the participant is not rehired and applied as a credit against the employer's future contributions.

       f.  Benefits -
           --------

           Upon termination of employment due to retirement, disability, or death, a participant (or his/her beneficiary) may elect to receive a lump-sum distribution equal to the value of the participant's vested interest in his/her account as soon as practicable following the termination date or defer the distribution to some future date.

           Participants may request the withdrawal of certain account balances prior to termination of employment. Application for withdrawal of after-tax contributions and employee IRA contributions may be made once a year. There are no Plan penalties for such withdrawals.

       g.  Participant Accounts -
           --------------------

           Individual accounts are maintained for each of the Plan's participants to reflect the participant's share of the Plan's income and the participant's and the Company's contributions. Allocations of Plan income are based on the share balances in the participants' accounts.

       h.  Use of Estimates in the Preparation of Financial Statements -
           -----------------------------------------------------------

           The preparation of financial statements in conformity with generally accepted accounting principles and the Department of Labor Rules and Regulations for Reporting and Disclosure under ERISA requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of income and expense during the reporting period. Actual results could differ from those estimates.

   2.  Summary of Significant Accounting Policies:
       ------------------------------------------

       a.  Basis of Accounting -
           -------------------

           The accompanying financial statements have been prepared on the accrual basis of accounting.

       b.  Income Recognition -
           ------------------

           Dividend income is recorded on the ex-dividend date. Interest income is recorded as earned.

       c.  Investment Valuation -
           --------------------

           The Plan's investments are reflected at current value. The shares of the Common Stock Fund and the Putnam mutual funds owned by the Plan, with the exception of the PFTC Stable Value Fund, are valued at market as determined by the quoted market price as of the last business day of the year. The latter fund is valued at contract value (cost plus accumulated earnings) which approximates current value. Purchases and sales of securities are reflected on a trade date basis. Realized and unrealized appreciation (depreciation) presented in the statement of changes in net assets available for benefits with fund information are computed based on the change in the current value of the Plan assets from year to year.

       d.  Administrative Expenses -
           -----------------------

           Administrative expenses of the Plan may be paid by either the Company or the Plan. During 1997, 1996 and 1995 the Company paid all administrative expenses relating to the Plan.

   3.  Federal Income Tax Status:
       -------------------------

       In 1994 the Plan was amended and restated to meet the requirements of the Tax Reform Act of 1986, and the Plan received a favorable determination letter from the Internal Revenue Service dated October 24,
       1994.  The Plan has been amended since receiving the determination letter.  However, the Plan Administrator and management believe that the
       Plan is designed and is currently being operated in compliance with the applicable requirements of the IRC.  Therefore, they believe that the
       Plan was qualified and the related trust was tax-exempt through the year
       ended December 31, 1997.

   4.  Investments:
       -----------

       The fair market values of individual assets that represent 5% or more of the Plan's net assets as of December 31, 1997 and 1996 are as follows:

       1997:
         CTG Resources, Inc. common stock          $8,941,135
         The Putnam Fund for Growth and Income      4,378,627
         The George Putnam Fund of Boston           1,752,110
         Putnam Vista Fund                          1,759,969

       1996:
         CTG Resources, Inc. common stock          $8,805,298
         The Putnam Fund for Growth and Income      3,171,867
         The George Putnam Fund of Boston           1,400,169
         Putnam Vista Fund                          1,141,189

   5.  Concentration of Credit Risk:
       ----------------------------

       The Plan's assets are invested in mutual funds managed by Putnam Investments, Inc., as described in Note 1, and the common stock of CTG. In the event of any uncertainties in the financial marketplace the Plan may be exposed to financial risks.

   6.  Reconciliation to Form 5500:
       ---------------------------

       As of December 31, 1996, the Plan had $1,324 of excess contributions from participants. This amount was recorded as a liability in the Plan's Form 5500. However, this amount is not recorded as a liability in the accompanying statement of net assets available for benefits in accordance with generally accepted accounting principles.

       The following table reconciles net assets available for benefits per the financial statements to the Form 5500 as filed by the Company for the year ended December 31, 1996.

                                                        Net Assets
                                     Other               Available
                                   Liabilities         For Benefits
                                   -----------         ------------

       Per financial statements     $  -                $15,131,976
       Excess contributions
         refundable to Plan
         participants                 1,324                 (1,324)
                                     ------             -----------
       Per Form 5500                 $1,324             $15,130,652
                                     ======             ===========

   7.  Subsequent Event:
       ----------------

       The Board of Directors of the Company adopted an amendment to the Plan, effective April 1, 1998, which changes the level of Company matching contributions set forth in Note 1c above and establishes a loan provision. The Company will no longer match 6% of compensation for those Plan participants who have attained 30 years of continuous service or age 50, with the exception of those participants currently eligible for this match percentage in one of the Company's bargaining units who will be grandfathered with respect to this provision. The maximum match offered by the Company will be 4.5% of compensation for participants who have attained 20 years of continuous service or age 45. All other provisions in Note 1c remain the same. Regarding the loan provision, a Plan participant will be allowed to borrow up to the lesser of one-half of the participant's vested account balance or $50,000. Each loan will carry an interest rate of prime plus 1%, established on the first day of the calendar quarter in which the loan is made, and repayment in full will be required within five or fifteen years following the date of the loan, depending upon whether the loan is classified as a "general purpose" loan or a "principal residence" loan, respectively.

                                                                -18-
                                                                                                                       Schedule I
                                                                                                                   EIN 06-0383860
                                                                                                                     Plan No. 006
                                                CONNECTICUT NATURAL GAS CORPORATION
                                                    UNION EMPLOYEE SAVINGS PLAN
                                     ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                                                      AS OF DECEMBER 31, 1997

                                                         (c)Description of Investment
                                                        Including Maturity Date, Rate
                 (b)Identity of Issue, Borrower,         of Interest, Collateral, Par                          (e)Current
     (a)            Lessor, or Similar Party                  or Maturity Value               (d)Cost            Value
     --- -------------------------------------------------------------------------------    -----------        ---------

      *  Putnam Fiduciary Trust Company Stable        Fund comprised of
          Value Fund                                  investment contracts                    $596,471            $596,471

      *  The George Putnam Fund of Boston             Mutual fund comprised of
                                                      common stocks and bonds                1,486,647           1,752,110

      *  The Putnam Fund for Growth and Income        Mutual fund comprised of
                                                      common stocks                          3,642,931           4,378,627

      *  Putnam Vista Fund                            Mutual fund comprised of
                                                      common stocks                          1,557,896           1,759,969

      *  Putnam International Growth Fund             Mutual fund comprised of
                                                      common stocks                            220,516             244,521

      *  Putnam Income Fund                           Mutual fund comprised of bonds
                                                      and U.S. Treasury securities              55,746              56,198

                                                      Participant directed -
      *  CTG Resources, Inc.                            Common stock                         5,699,337           6,491,623
      *  Boston Safe Company                            Daily Liquidity Fund                    81,698              81,698
                                                                                            -----------         -----------
                                                                                             5,781,035           6,573,321
                                                                                            -----------         -----------
                                                      Non-participant directed -
      *  CTG Resources, Inc.                            Common stock                         2,177,823           2,449,512
      *  Boston Safe Company                            Daily Liquidity Fund                    30,128              30,128
                                                                                            -----------         -----------
                                                                                             2,207,951           2,479,640
                                                                                            -----------         -----------
                                                         Total Common Stock Fund             7,988,986           9,052,961
                                                                                            -----------         -----------
                                                         Total Investments                 $15,549,193         $17,840,857

         *Represents a party-in-interest.

         The accompanying notes are an integral part of this schedule.

                                                                -19-
                                                                                                                      Schedule II
                                                                                                                   EIN 06-0383860
                                                                                                                     Plan No. 006

                                          CONNECTICUT NATURAL GAS CORPORATION
                                              UNION EMPLOYEE SAVINGS PLAN
                                     ITEM 27d - SCHEDULE OF REPORTABLE TRANSACTIONS
                                          FOR THE YEAR ENDED DECEMBER 31, 1997

                                                                                            Current Value
                                           Number                                             of Asset on
       Identity of       Description         of        Purchase      Selling       Cost of    Transaction   Net Gain
     Party Involved       of Asset      Transactions       Price        Price        Asset           Date  or (Loss)
     ---------------   ---------------   ----------   ----------   ----------   ----------   ------------ ----------

   Putnam Vista       Mutual fund            69        $899,224    $        -    $899,224       $899,224      $    -
   Fund               comprised of           15                -     304,948      283,909        304,948     21,039
                      common stocks


   The Putnam         Mutual fund            76       1,685,520             -   1,685,520      1,685,520           -
   Fund for           comprised of           18                -     264,077      195,942        264,077     68,135
   Growth and         common stocks
   Income

   CTG                Common stock           27       2,635,135             -   2,635,135      2,635,135           -
   Resources, Inc.                          112                -   2,665,014    2,550,757      2,665,014    114,257



   The accompanying notes are an integral part of this schedule.